Exhibit 10.3

MORTGAGE, SECURITY AGREEMENT
AND FINANCING STATEMENT

THIS MORTGAGE, SECURITY AGREEMENT AND FINANCING STATEMENT IS A
LINE OF CREDIT MORTGAGE AS PROVIDED IN NMSA 1978 §48-7-4.B.

THIS MORTGAGE, SECURITY AGREEMENT AND FINANCING STATEMENT (“Mortgage”) is made effective as of the 17th day of June, 2019, by and between Lomas Encantadas Development Company, LLC, a New Mexico limited liability company (“Mortgagor”), having its mailing address at 333 Rio Rancho Drive, Suite 401, Rio Rancho, New Mexico 87124, for the benefit of BOKF, NA dba Bank of Albuquerque (“Mortgagee”), having an office and mailing address at 100 Sun Avenue NE, Suite 500, Albuquerque, New Mexico 87109, with reference to the following:

(a)          Mortgagor is the owner of the fee simple interest in the certain real estate (the “Land”) situated in Sandoval County, New Mexico, which is described on Exhibit “A” attached to this Mortgage and incorporated herein by reference as if fully set forth herein.

(b)          Mortgagor, as Borrower, is indebted to Mortgagee, as Lender, as evidenced by a promissory note in the principal sum of $2,475,000.00 (the “Note”). In connection with the loan evidenced by the Note (the “Loan”), Mortgagor and Mortgagee intend to enter into a Loan Agreement (the “Loan Agreement”).

(c)          The Note provides that, during an Event of Default thereunder or after the maturity thereof, the entire unpaid principal balance shall bear interest at the rate per annum equal to the lower of the highest rate permitted by applicable law or five percent (5%) per annum in excess of the interest rate otherwise applicable to the unpaid principal balance of the Note (the “Default Rate”).

(d)          By means of this Mortgage, Mortgagor will secure to Mortgagee the payment of the Note, the payment of all other monies secured by this Mortgage or advanced under this Mortgage, and the performance of Mortgagor’s obligations under the Loan Agreement and this Mortgage, or future advances now or hereafter made by Mortgagee under the Loan Documents.

NOW, THEREFORE, to secure to the Mortgagee the payment of the Secured Indebtedness, as defined herein, UP TO A MAXIMUM AMOUNT AT ANY GIVEN TIME OF ONE HUNDRED FIFTY PERCENT (150%) OF THE FACE AMOUNT OF THE NOTE, and the performance of the covenants, agreements and promises contained in the Loan Documents (defined in the Loan Agreement), and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Mortgagor does hereby give, transfer, grant, bargain and mortgage, pledge, set over, hypothecate and assign to Mortgagee, with mortgage covenants and upon the statutory mortgage condition for breach of which this Mortgage may be foreclosed as provided by law, and grant a security interest unto the Mortgagee, in and to all of the following whether now or hereafter acquired by Mortgagor:

(a)          The Land, together with all and singular the easements, rights-of-way, tenements, hereditaments and appurtenances now or hereafter belonging, relating or appertaining thereto, and all the estate, right title and interest of Mortgagor in and to the roads, streets, ways and alleys public and/or private adjoining or adjacent to the same and any land laying in the bed of any street, road, avenue, lane or right-of-way in front of, adjoining or adjacent to the same, including ingress and egress easements, but specifically excluding any and all water, mineral rights, water rights and mineral rights (collectively the “Real Property”);

(b)          All improvements, and appurtenances now and hereafter located, constructed, erected, installed, affixed, placed and/or maintained in or upon the Real Property or any part thereof, together with all accessions, additions, replacements and substitutions or alterations therefor;

(c)          To the extent owned by Mortgagor, all fixtures, goods, and goods to become fixtures, now or hereafter attached to or installed on the Real Property, or the improvements now or hereafter constructed thereon, or which are deemed to be fixtures to the Real Property, or the improvements now or hereafter constructed thereon, under the laws of the State of New Mexico, all chattels and tangible personal property which are attached to, installed, placed or used on, or which arise out of the development, improvement, operation or use of the Real Property, the improvements, the fixtures or other items located on the Real Property, together with all additions, accessions and accessories thereto and proceeds thereof, and substitutions, renewals and replacements therefor, and all other chattels and tangible personal property and all renewals or replacements of or substitutions for any of the foregoing, and all proceeds of all of the foregoing described collateral;

(d)          To the extent owned by Mortgagor, all general intangibles used in connection with or relating to the improvements located on the Real Property, all accounts, contract rights, documents of title, and chattel paper, relating thereto and all permits, approvals, licenses, franchises, certificates and similar documents relating to the Real Property and/or the use and/or development thereof, all contracts, leasing and/or renting labor, goods, equipment and/or services, service and/or maintenance agreements, management contracts, marketing contracts, architects’ contracts engineers’ contracts, other professional contracts, brokers’ contracts, construction contracts and other contracts and agreements relating to the Real Property and/or development thereof, all mortgage and/or financing commitments relating to the Real Property, or any part thereof, all warranties, guaranties and bonds, all surveys, soil and substrata studies, other studies of every type, architectural renderings, site plans, engineering plans and studies, floor plans, landscape plans and other plans, drawings, blueprints, plans, specifications, data, reports, tests, studies, appraisals and like documents relating to all or any part of the Real Property and/or the development thereof, and other rights and privileges obtained in connection with the Real Property and the improvements thereon;

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(e)           All purchase contracts relating to the Real Property, or any part thereof, and all rents, issues and profits which may hereafter become due under or by virtue of any lease or rental contract, written or verbal, or any letting of, or any agreement for the use of the improvements located on the Real Property.

(f)           To the extent owned by Mortgagor, all judgments and awards (and all proceeds thereof and other rights with respect thereto) made or to be made with respect to any of the Real Property and improvements thereon, under or in connection with any power of eminent domain;

(g)          To the extent owned by Mortgagor, all rights to collect and receive any insurance proceeds or other sums payable as or for damages to any of the improvements and tangible personal property located on the Real Property, for any reason or by virtue of any occurrence;

(h)          All betterments, accessions, additions, appurtenances, substitutions and revisions relating to any of the foregoing;

(i)           Mortgagor’s rights in existing and future agreements between the Mortgagor and any third party that relate to any of the foregoing;

(j)           All rights and entitlements to develop the Real Property granted by any governmental or quasi-governmental authority; and

(k)          Mortgagor’s rights in all other things and additional rights of any nature, of value or convenience in the enjoyment, development, operation or production, in any wise, of any property or interest included in any of the foregoing clauses, all prepaid accounts and utility deposits, and all revenues, income, rents, issues, profits and other benefits arising therefrom or from any contract now in existence or hereafter entered into pertaining thereto, and all rights, title and interest appurtenant thereto.

All of the tangible and intangible personal property described in this Mortgage is hereinafter sometimes collectively referred to as the “Collateral.” All of the above-described Real Property, improvements, fixtures, Collateral and other property are hereinafter collectively referred to as the “Mortgaged Property,” and are hereby declared to be subject to the liens of this Mortgage notwithstanding the executing and/or filing of any financing statements covering or describing any part or portion thereof.

TO HAVE AND TO HOLD the Mortgaged Property, with all appurtenances thereunto belonging, to the Mortgagee, its successors and assigns forever.

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This Mortgage is executed, acknowledged and delivered to secure payment and performance of the following described indebtedness and obligations of Mortgagor in such order of priority as Mortgagee may determine: (i) all principal, interest, after-default interest, charges and fees due under the Note, the original of which is maintained at the office of the Mortgagee, and the terms and provisions of which are incorporated herein by reference as if fully set forth herein, together with any and all extensions, renewals, modifications, rearrangements, consolidations, substitutions and changes in form thereof; and (ii) any and all future advances which may be made to Mortgagor by Mortgagee under the Note; and (iii) any and all sums which Mortgagee may expend in accordance with this Mortgage or become obligated to expend, at Mortgagee’s option, to cure any Event of Default of Mortgagor under this Mortgage, together with interest on all sums from the respective dates which Mortgagee may expend or become obligated to expend at the Default Rate; and (iv) any and all amounts which Mortgagee may reasonably expend in accordance with this Mortgage or become obligated to expend in collecting the indebtedness secured hereby or the rents assigned to Mortgagee, in foreclosing the lien of this Mortgage, in exercising any remedy provided herein, in preserving or protecting any of the Mortgaged Property, or in pursuing or exercising any right or remedy hereunder or with respect hereto consequent upon any default of the Mortgagor hereunder, including, but not limited to reasonable attorneys’ fees, court costs, abstracting expenses, receivers’ fees, appraisers’ fees, watchmen’s fees, storage fees and other expenses reasonably incurred to protect and preserve the Mortgaged Property or in maintaining the priority of this Mortgage or in retaking, holding, preparing for sale or selling the Collateral, together with interest on all such sums from the respective date which the Mortgagee may expend at the Default Rate or the highest rate permitted by law, whichever is less, and (v) all representations, warranties, covenants and agreements of Mortgagor contained in the Loan Agreement, the Note, this Mortgage, and/or any other documents evidencing, securing or relating to the Secured Indebtedness, together with any and all supplements, renewals, modifications and amendments thereof (collectively, the “Loan Documents”) (all of the above-described indebtedness and obligations are hereinafter collectively referred to as the “Secured Indebtedness”).

This Mortgage is made subject to the following covenants, conditions and agreements:

1.            WARRANTY OF TITLE. Mortgagor represents, covenants and warrants that Mortgagor owns fee simple title to the Mortgaged Property, that Mortgagor has good right to sell, convey and mortgage the same, that the Mortgaged Property is free, clear and discharged of all general and special taxes, liens, charges and encumbrances of every kind and character except for: (i) deposits to secure payment of worker’s compensation, unemployment insurance and other similar benefits; (ii) liens for property taxes not yet due; (iii) statutory liens, against which there are established reserves in accordance with generally accepted accounting principles, and which arise in the ordinary course of business and secure obligations of Mortgagor which are not yet due and not in default; (iv) encumbrances in favor of Mortgagee; (v) easements to utility providers and municipalities typically granted in connection with developments similar to the Project; (v) matters reflected in the policy of title insurance; and (vi) other matters approved by Mortgagee, including without limitation those matters approved by Mortgagee in Section 7.1 of the Loan Agreement (collectively, “Permitted Liens”), and that Mortgagor hereby warrants and will forever defend the title to the Mortgaged Property, other than the Permitted Liens, against the claims of all persons whomsoever.

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2.             PAYMENT OF SECURED INDEBTEDNESS. Mortgagor covenants and agrees to pay all of the Secured Indebtedness and each separate item or installment thereof as and when the same shall become due and payable, whether by extension, acceleration or otherwise. If the Mortgagor pays and discharges all amounts of outstanding principal and accrued interest due and payable under the Secured Indebtedness then in that event only, this Mortgage shall be and become null and void and discharged of record.

3.            PRESERVATION AND MAINTENANCE OF MORTGAGED PROPERTY. With respect to the Mortgaged Property, Mortgagor covenants and agrees to keep, or cause to be kept, the same in good condition and repair, ordinary wear and tear excepted; subject to the provisions of the Loan Agreement, to pay, or cause to be paid, all taxes and assessments and other charges that may be levied or assessed upon the Mortgaged Property when they become due and payable; to pay, or cause to be paid, all debts for repair or improvements, now existing or hereafter arising, that may become liens upon or charges against the same; subject to the provisions of the Loan Agreement, to comply with or cause to be complied with all requirements of any governmental authority relating to the Mortgaged Property; and, subject to paragraph 4 of this Mortgage, to repair, restore, replace or rebuild promptly any part of the Mortgaged Property which may be damaged by any casualty whatsoever or which may be affected by any condemnation proceeding or the exercise of eminent domain. Mortgagor further covenants and agrees that the Mortgagor will not do or permit to be done anything which will impair or weaken the security of this Mortgage; nor initiate, join in, or consent to any change in any private restrictive covenant, zoning ordinance, or other public or private restrictions limiting or defining the uses which may be made of the Mortgaged Property or any part thereof except as allowed under Sections 7.1 and 13 of the Loan Agreement and as may be necessary to obtain the Final Plat (defined in the Loan Agreement) in each case other than the Permitted Liens. Except for a second lien for the benefit of an entity affiliated with Mortgagor, Mortgagor further covenants and agrees not to create, permit or suffer to exist any mortgage, security interest, lien or encumbrances of any kind or character to accrue or remain on the Mortgaged Property or any part thereof, without the prior written consent of Mortgagee, in each case other than Permitted Liens or as permitted pursuant to the Loan Agreement.

4.            INSURANCE. Mortgagor will keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted. Mortgagor covenants and agrees to deposit with Mortgagee and to maintain throughout the term of the Note, original policies of insurance, issued by insurance companies reasonably satisfactory to Mortgagee, for the following: (1) commencing with the commencement of construction of the improvements, builder's risk insurance (in an amount equal to the full replacement cost) on the improvements being constructed on the Real Property until Substantial Completion (as defined in the contract for construction) of such improvements; and (2) public liability and property damage insurance covering the Mortgaged Property in an amount approved from time to time by Mortgagee, which on the date hereof is combined single limits coverage of not less than $2,000,000.00. All deductibles, coinsurance provisions, exceptions to coverage and policy forms must be acceptable to Mortgagee in its reasonable discretion. The Mortgagor further covenants and agrees that, regardless of the types or amounts of insurance required and approved by the Mortgagee, Mortgagor will cause the Mortgagee to be named as an additional insured in all policies of liability insurance, and the Mortgagor will assign and deliver to the Mortgagee all policies of insurance which insure against any loss or damage to the Mortgaged Property, as collateral and further security for the Secured Indebtedness, which policies shall contain a mortgage clause in favor of Mortgagee and in form, scope and substance acceptable to Mortgagee. Mortgagor further covenants and agrees that not less than thirty (30) days prior to the expiration dates of each policy required pursuant to this paragraphs, Mortgagor will deliver to the Mortgagee a renewal policy or policies marked “premium paid” or accompanied by other evidence of payment satisfactory to the Mortgagee.

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5.            TAXES. Mortgagor hereby agrees to pay and discharge, or cause the payment of, all general and special taxes, assessments, impositions and charges of every nature whatsoever that may be imposed, levied, or assessed upon or against the Mortgaged Property as they become due and payable and to furnish to Mortgagee receipts showing payment of any such taxes and assessments if and as often as demanded by Mortgagee, provided however, Mortgagor will not be required to pay and discharge any such tax, assessment, imposition or charge so long as: (a) the legality of the same shall be contested in good faith by appropriate proceedings; and (b) Mortgagor shall have established on Mortgagor's books adequate reserves with respect to such tax, assessment, imposition or charge contested in accordance with income tax based accounting standards. Mortgagor hereby further agrees to pay any and all taxes which may be levied or assessed directly or indirectly upon the Secured Indebtedness and this Mortgage, to the extent allowed by applicable law. The additional amounts which may become due and payable hereunder shall be part of the Secured Indebtedness.

6.            CONDEMNATION. The Mortgagor covenants and agrees that if at any time all or any portion of the Mortgaged Property shall be taken or damaged under the power of eminent domain, the award received by condemnation proceedings for any property so taken or any payment received in lieu of such condemnation proceedings, including, but not limited to, any awards for any change of grade of streets affecting or abutting the Mortgaged Property shall be paid directly to the Mortgagee and applied to the principal balance of the Loan; provided that, all of such award or payment, provided no Event of Default is in existence, shall be paid over, wholly or in part, to the Mortgagor for the purpose of altering, restoring or rebuilding any part of the Mortgaged Property which may have been altered, damaged or destroyed as a result of any such taking or damage, or for any other purpose or object satisfactory to Mortgagee; provided, however, that the Mortgagee shall not be obligated to see to the application of any amount paid over to the Mortgagor.

7.            CONTRACTS, FRANCHISES AND LICENSES. The Mortgagor shall comply in all material respects with and observe all of Mortgagor’s obligations under all material contracts, franchises and licenses necessary or desirable for the continuation of the business conducted with respect to the Mortgaged Property.

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8.            INSPECTIONS. The Mortgagee and its agents and representatives shall have the right from time to time to make or cause to be made reasonable entries upon and inspections of the Mortgaged Property, without cost to the Mortgagee, upon at least three business days prior written notice delivered from Mortgagee to Mortgagor; provided that, Mortgagee shall be liable to Mortgagor for any and all claims, damages, and losses, including without limitation court costs and reasonable attorney’s fees (collectively “Losses”) caused by or resulting from, either directly or indirectly, Mortgagee’s entry upon or inspection of the Mortgaged Property.

9.            USE AND CONDITION OF MORTGAGED PROPERTY. The Mortgagor covenants and agrees to neither permit nor suffer the Mortgaged Property to be used for any purpose prohibited by any present and future laws, ordinances, rules and regulations of all applicable governmental authorities. The Mortgagor further covenants and agrees that it shall at all times keep, or cause to be kept, the Mortgaged Property and all buildings, fixtures and other improvements thereon in compliance in all material respects with all present and future applicable laws, ordinances, rules and regulations of all applicable governmental authorities.

10.          SECURITY AGREEMENT AND FINANCING STATEMENT. This Mortgage shall also constitute, and shall be construed as, a security agreement and as a financing statement with respect to the Collateral, notwithstanding the execution and filing of additional financing statements covering the same Collateral.

10.1.         The Mortgagor shall from time to time, within fifteen (15) days after request by Mortgagee, execute, acknowledge and deliver any Financing Statement, Renewal Affidavit, Certificate, Continuation Statement, Inventory or other similar documents as the Mortgagee may reasonably request in order to protect, preserve, continue, extend or maintain the security interest granted in this Mortgage and shall, upon demand, pay any and all reasonable expenses incurred by the Mortgagee in the preparation, execution and filing of any such documents.

10.2.         A carbon, photographic, photocopy or other reproduction of this Mortgage will constitute a financing statement and Mortgagor consents to the filing thereof as a financing Statement.

11.          INTENTIONALLY DELETED.

12.          SALE, TRANSFER; FORM OF BUSINESS ASSOCIATION. Except as may be expressly permitted under the Loan Agreement, Mortgagor covenants and agrees not to sell, transfer, convey, alienate, assign or voluntarily or involuntarily permit or suffer the Mortgaged Property, or any part thereof, to be sold, transferred, assigned, alienated, or conveyed without the prior written consent of Mortgagee, which consent may be given or withheld by the Mortgagee in its sole and absolute subjective discretion, and further the Mortgagor covenants and agrees, except as expressly permitted in the Loan Agreement, not to change or alter the composition, form of business association or ownership of the Mortgagor without in each instance obtaining prior written consent of the Mortgagee, which consent may be given or withheld by the Mortgagee in its sole and absolute subjective discretion; provided, however, that such written consent by Mortgagee to one sale or transfer of the Mortgaged Property or to one change in the composition, form of business association or ownership of the Mortgagor shall not imply consent by Mortgagee to any other or subsequent sale, transfer, conveyance, alienation, or assignment of the Mortgaged Property or to any other or subsequent change in the composition, form of business association or ownership of the Mortgagor, and the provisions hereof shall apply to each and every sale, transfer, conveyance, alienation or assignment or change in the composition, form of business association or ownership of the Mortgagor thereof regardless of whether or not the Mortgagee has consented to or waived its rights hereunder whether by action or nonaction in connection with any previous sale, transfer, conveyance, alienation or assignment or change in the composition, form of business association or ownership of the Mortgagor, whether one or more.

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13.          ENCUMBRANCES. Except for a second lien for the benefit of an entity affiliated with Mortgagor, the Mortgagor covenants and agrees that it shall not mortgage, pledge, grant a security interest in or otherwise encumber the Mortgaged Property or any part thereof, or voluntarily or involuntarily permit or suffer the Mortgaged Property, or any part thereof, to be mortgaged, pledged or encumbered, without the prior written consent of Mortgagee, which consent may be given or withheld by the Mortgagee in its sole discretion, except for Permitted Liens.

14.          EVENTS OF DEFAULT. The Mortgagor shall be in default under this Mortgage during the occurrence of any of the following events or conditions (collectively, “Events of Default” and individually, “Event of Default”):

14.1.         Default in payment when due of any interest on or principal of the Note that continues for ten (10) days after the date of written notice from Mortgagee requiring payment; or

14.2.         Default in payment when due of the Secured Indebtedness (other than payment when due of any interest on or principal of the Note) or any part or installment thereof as and when the same becomes due and payable, whether by acceleration, extension or otherwise, that continues for thirty (30) days after the date of written notice from Mortgagee requiring payment; or

14.3.         Default by Mortgagor in the performance or observance of any covenant contained in this Mortgage or any other Loan Document, including without limitation, any representation, warranty, statement, certificate, schedule or report made or furnished to Mortgagee by Mortgagor which proves to be false or erroneous in any material respect at the time of making hereof, that continues for thirty (30) days after the date of notice from Mortgagee requiring payment; provided that, if such default requires longer than thirty (30) days to cure and the Mortgagor commences such cure within thirty (30) days and is diligently pursuing said cure, Mortgagor shall have a period not to exceed one hundred twenty (120) days to complete said cure; or

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14.4.         Upon the institution of any foreclosure proceeding by the holder of any mortgage or lien upon all or substantially all of the Mortgaged Property (provided, however, this event of default shall not constitute or be construed as Mortgagee’s consent to or approval of the existence or imposition of any mortgage or lien upon the Mortgaged Property); or

14.5.         Mortgagor or any Guarantor (as defined in the Guaranty Agreement of even date herewith between Mortgagor and AMREP Southwest, Inc.) is adjudicated insolvent or makes an assignment for the benefit of creditors, provided, however, as to any Guarantor, only until the Guaranty terminates pursuant to its terms; or

14.6.         Mortgagor or any Guarantor files any voluntary petition in bankruptcy or is adjudged bankrupt or insolvent, or an order for relief is entered as to Mortgagor or Guarantor in any bankruptcy or reorganization proceeding or Mortgagor or any Guarantor voluntarily petitions or applies to any court or tribunal for any receiver, trustee, conservator or liquidator for its property or affairs, or Mortgagor or any Guarantor indicates by any act its consent to, approval of or acquiescence in any such bankruptcy, insolvency or reorganization proceeding, application or petition, provided, however, as to any Guarantor, only until the Guaranty terminates pursuant to its terms; or

14.7.         A receiver, trustee, conservator or liquidator is appointed for Mortgagor or any Guarantor or for any part of the property or affairs of Mortgagor or any Guarantor or any proceeding is commenced relating to Mortgagor or any Guarantor under by bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or a third person commences any such proceeding, files a petition or makes such application, provided, however, as to any Guarantor, only until the Guaranty terminates pursuant to its terms; or

14.8.         Any levy, seizure, execution, replevin or attachment is issued or commenced against all or substantially all of the Mortgaged Property; or

14.9.         Any sale, transfer, conveyance, alienation or assignment occurs in violation of this Mortgage, and continues for thirty (30) days after the date of written notice from Mortgagee; or

14.10.       Any mortgage, pledge, security interest or other encumbrance occurs in violation of this Mortgage, and continues for thirty (30) days after the date of written notice from Mortgagee; or

14.11.       The dissolution of any Guarantor of the Note.

15.          REMEDIES. During the occurrence of any of the Events of Default listed in paragraph 14 of this Mortgage and the failure by Mortgagor to cure such Event of Default after such notice and opportunity to cure the Event of Default as may be required under the terms of this Mortgage or the Note, this Mortgage or any of the other Loan Documents, the Mortgagee shall have the following remedies in addition to all other remedies provided in this Mortgage or otherwise provided by law:

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15.1.         Foreclosure and Redemption Period. Mortgagee shall be entitled to declare the whole amount of the Secured Indebtedness immediately due and payable without notice, and Mortgagee may then proceed by suit or suits in equity or at law to foreclosure this Mortgage pursuant to the laws of the State of New Mexico. If this Mortgage is foreclosed, the redemption period after judicial sale shall be one (1) month in lieu of nine (9) months. In the event of a judicial sale hereunder, Mortgagee may become the purchaser of the Mortgaged Property, or any part thereof. In the event of foreclosure, Mortgagee shall be entitled to the appointment of a receiver without regard to the solvency of Mortgagor or the value of the Mortgaged Property.

15.2.         Foreclosure of Security Interest. In addition to all other remedies described or referenced in this Mortgage, the Mortgagee, at its sole subjective discretion, may have all or any part of the Collateral combined with the Real Property covered hereby and sold together with such Real Property as an entirety at any foreclosure sale, or the Mortgagee, at its option, may proceed solely or separately against the Collateral or any part thereof and have the same sold separately as provided by the Uniform Commercial Code of the State of New Mexico, either in one parcel or in such parcels, manner or order as the Mortgagee, in its sole subjective discretion, may elect; the Mortgagee shall have the right to take immediate and exclusive possession of the Collateral or any part thereof and for that purpose may, with or without judicial process, enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom; the Mortgagee shall be entitled to hold, maintain, preserve and prepare the Collateral for sale until disposed of, or may propose to retain the Collateral subject to Mortgagor’s right of redemption in partial or total satisfaction of the Mortgagor’s obligations as provided in the Uniform Commercial Code of the State of New Mexico; Mortgagee without removal may render the Collateral unusable and dispose of the Collateral on the Mortgagor’s premises; Mortgagee may require the Mortgagor to assemble the Collateral and make it available to Mortgagee for its possession at a place to be designated by Mortgagee which is reasonably convenient to both parties; unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Mortgagee shall give the Mortgagor at least ten (10) days’ notice of the time and place of any public sale of any Collateral or of the time after which any private sale or other intended disposition thereof is to be made, by United States registered or certified mail, postage prepaid, addressed to the Mortgagor at the address provided in this Mortgage, which provisions for notice the Mortgagor and Mortgagee agree are reasonable; Mortgagee may buy all or part of the Collateral at any public sale, and if the Collateral is of a type which is subject to widely distributed standard price quotations, Mortgagee may buy at private sale; and further, the Mortgagee shall have all of the rights and remedies of a Secured Party under the Uniform Commercial Code of the State of New Mexico. The Mortgagee shall be entitled to exercise any and all other rights and remedies available by applicable laws and judicial decisions.

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15.3.         Attorneys’ Fees and Costs. The losing party agrees to pay and reimburse the prevailing party for all reasonable attorneys’ fees, costs and expenses paid or incurred by the prevailing party in any legal action, proceeding or other dispute of any kind in which Mortgagee is made a party or appears as a party plaintiff or defendant, involving the Loan Agreement, the Note, this Mortgage, the Assignment or the Mortgaged Property, including, but not limited to, the foreclosure or other enforcement of the Note or this Mortgage, any condemnation action, any action to protect Mortgagee’s security or liens and/or any action in bankruptcy or probate.

15.4.         Remedies Cumulative, Concurrent and Nonexclusive. The Mortgagee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including specifically those granted by the Uniform Commercial Code in effect and applicable to the Mortgaged Property or any portion thereof), and same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against the Mortgagor or others obligated under the Note, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of the Mortgagee, (c) may be exercised as often as occasion therefor shall arise, it being agreed by the Mortgagor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.

15.5.         No Waiver. In the event the Mortgagee shall elect to selectively and successfully enforce its rights under this Mortgage or any other documents or instruments securing payment of the Secured Indebtedness, such action shall not be deemed a waiver or discharge of any other lien, encumbrance or security interest securing payment of the Note until such time as the Mortgagee shall have been paid in full all sums advanced under the Note. The foreclosure of any lien provided pursuant to this Mortgage without the simultaneous foreclosure of all such liens shall not merge the liens granted which are not foreclosed with any interest which the Mortgagee might obtain as a result of such selective and successive foreclosure.

15.6.         High Volatility Commercial Real Estate. If at any time, in the determination of the Mortgagee, the net equity or capital retention of the Mortgagor would require Mortgagee to classify the Mortgaged Property as High Volatility Commercial Real Estate as set forth in Part 217 of Chapter II of title 12 of the Code of Federal Regulations, then within ten (10) days after written demand being issued by the Mortgagee, Mortgagor shall take such actions as may be necessary, including obtaining adequate equity infusion, such that the Mortgaged Property need not be classified as High Volatility Commercial Real Estate. If the Mortgagor fails to take such action, it shall not be an Event of Default, and Mortgagee, as Mortgagee’s sole right and remedy, may increase the interest rate on the Loan by 0.85 percent as of the eleventh (11th) day after such notice and demand is issued.

16.          SALE OF PARCELS. In case of any sale under this Mortgage, by virtue of judicial proceedings or otherwise, the Mortgaged Property may be sold in one parcel and as an entirety or in such parcels, manner or order as the Mortgagee in its sole discretion may elect.

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17.          SUBROGATION. If the money loaned or advanced by Mortgagee and secured hereby shall be used to pay off or discharge any mortgage, lien or encumbrance upon or against the Mortgaged Property, the Mortgagee, at its option, will be subrogated to all such mortgages, liens or encumbrances so discharged, satisfied or paid, even though the same may be released of record, and to all the rights of the person or persons to whom such payments have been made, and may immediately enforce the same against the Mortgagor and the Mortgaged Property.

18.          INDULGENCES, EXTENSIONS AND RELEASES. It is understood and agreed that at any time and from time to time, either with or without any consideration, and without notice to any person and without the consent or approval of any person or persons, and without in any manner affecting the liability of the Mortgagor or any guarantors, sureties, endorsers, or any other persons liable for the payment of the Secured Indebtedness together with interest and any other sums which may be due and payable to Mortgagee, and without in any manner affecting, disturbing or impairing in any manner whatsoever the validity and priority of the lien of this Mortgage upon that portion of the Mortgaged Property which is unreleased, and also without in any manner affecting or impairing to any extent whatsoever any and all other collateral security which may be held by Mortgagee, the Mortgagee may at its sole subjective discretion:

18.1.         Grant to the Mortgagor any indulgence, forbearance or any extension of time for the payment of any of the Secured Indebtedness, and may agree to a modification in the terms of the Note and this Mortgage; and

18.2.         Allow any change, addition or substitution of or for any of the property described in this Mortgage or other collateral which may be held by Mortgagee; and

18.3.         Release or otherwise deal with all or any portion of the Mortgaged Property or any other real or personal property or portion thereof which may be held by Mortgagee as security for the payment of the Secured Indebtedness; and/or

18.4.         Release the Mortgagor or any guarantors, sureties, endorsers or any other persons now or hereafter liable for the payment of all or any part of the Secured Indebtedness or liable for the performance of any obligations;

None of the foregoing will impair or affect the lien of this Mortgage or the priority of such lien over any subordinate lien covering the Mortgaged Property. Further, any agreement or stipulation between any subsequent owner or owners of the Mortgaged Property and the Mortgagee which extends the time of payment or which modifies the terms of the Note or this Mortgage, without Mortgagee first having obtained the consent of the Mortgagor, shall not constitute a release of Mortgagor or any guarantors, sureties, endorsers or any other persons liable for payment of the Secured Indebtedness, and the Mortgagor and all such other persons shall continue liable to make such payments according to the terms of any such agreement or extension or modification unless expressly released and discharged in writing by the Mortgagee.

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19.          NO WAIVERS. Any failure by the Mortgagee to insist upon the strict performance by the Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions of this Mortgage, and the Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by the Mortgagor. Further, no delay by Mortgagee in exercising any of its rights or remedies hereunder, or otherwise afforded by law, shall operate as a waiver thereof or preclude the exercise thereof during the continuance of any default hereunder.

20.          DEMANDS FOR FORECLOSURE. Neither the Mortgagor nor any other person now or hereafter obligated for the payment of the whole or any part of the Secured Indebtedness secured by this Mortgage shall be relieved of such obligation by reason of the failure of the Mortgagee to comply with any request of the Mortgagor or of any other person so obligated to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage or of any obligations secured by this Mortgage.

21.          OTHER SECURITY. If the payment of the Secured Indebtedness is now or hereafter further secured by assignments of leases, or rentals, security agreements, financing statements, mortgages, collateral assignments, pledges, contracts of guaranty, or other additional security documents, any default under the provisions of any such further security documents shall constitute and be a default under this Mortgage, and the Mortgagee may, at its option, exhaust its remedies under any one or more of the said security documents and the security thereunder, as well as the Mortgaged Property, either concurrently or independently and in such order and manner as the Mortgagee may elect, and Mortgagee may apply the proceeds received therefrom upon the Secured Indebtedness without waiving or affecting Mortgagee’s rights and remedies under this Mortgage or exercised hereunder or whether contained or exercised under any other such security documents.

22.          CHANGE OF OWNERSHIP. If ownership of the Mortgaged Property or any portion thereof becomes vested in a person or persons other than the Mortgagor, the Mortgagee may deal with such successor or successors in interest with reference to this Mortgage and the Secured Indebtedness in the same manner as with the Mortgagor, provided, however, except as provided in the Loan Agreement, nothing contained in this paragraph shall constitute or be construed as Mortgagee’s consent to or approval of any change in ownership of the Mortgaged Property or any part thereof

23.          PAYMENT BY OTHERS. Any payment made by any person at any time liable for the payment of the whole or any part of the Secured Indebtedness or by any person whose interest in the Mortgaged Property might be prejudiced in the event of a failure to make such payment, or by any stockholder, officer or director of a corporation or any partner of a partnership or trustee or beneficial owner of a trust which at any time might be liable for such payment or might own an interest in the Mortgaged Property, will be deemed, as between the Mortgagee and all persons who at any time might be liable as aforesaid or might own an interest in the Mortgaged Property, to have been made on behalf of the Mortgagor.

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24.          NOTICES. Every provision for notice pursuant to this Mortgage shall be given in accordance with the notice provisions of the Loan Agreement.

25.          RELATIONSHIP OF THE PARTIES. This Mortgage is given as an incident to a lending transaction between Mortgagee and Mortgagor, and in no event shall the Mortgagee be construed or held to be a partner, joint venturer or associate of the Mortgagor in the conduct of the business of Mortgagor on or about the Mortgaged Property or otherwise, nor shall Mortgagee be liable for any debts or obligations incurred by Mortgagor in the conduct of such business, it being understood and agreed that the relationship of the parties is and at all times shall remain that of Mortgagee and Mortgagor.

26.          GOVERNING LAW. THIS MORTGAGE AND THE LOAN DOCUMENTS, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW MEXICO, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. MORTGAGOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF SANDOVAL, STATE OF NEW MEXICO AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. MORTGAGOR EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.

27.          CUMULATIVE REMEDIES. The rights of the Mortgagee arising under the representations, warranties, covenants and agreements contained in this Mortgage shall be separate, distinct and cumulative and none of them shall be in exclusion of the others; and no act of the Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provisions, anything herein or otherwise to the contrary notwithstanding.

28.          CONSTRUCTION. The paragraph headings and captions contained in this Mortgage are included for convenience only and shall not be construed or considered a part of this Mortgage or affect in any manner the construction or interpretation of this Mortgage. Whenever used in this Mortgage, the singular will include the plural, the plural the singular, and the use of any gender will be applicable to all genders.

29.          SEVERABILITY. If any covenant or agreement in this Mortgage is invalid or void for any reason, such invalid or void covenant or agreement shall not affect the whole of this Mortgage, and the balance of the covenants and agreements of this Assignment shall remain in full force and effect.

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30.          AMENDMENT. This Mortgage cannot be changed, modified or amended except by an agreement in writing, signed by the party against whom enforcement of the change is sought and in recordable form.

31.          BINDING EFFECT. All of the covenants, conditions and agreements contained in this Mortgage shall run with the land and shall bind the Mortgagor, and the respective successors and assigns of the Mortgagor, and shall inure to the benefit of the Mortgagee and its successors and assigns.

32.          CONSTRUCTION MORTGAGE. This Mortgage secures indebtedness incurred by Mortgagor in connection with the construction of improvements on the Mortgaged Property. Accordingly, this Mortgage constitutes a “construction mortgage” under applicable provisions of the Uniform Commercial Code.

33.          LIMITATION OF INDEMNITY. To the extent, if at all, 56-7-1 NMSA 1978, as amended, is applicable, any agreement to indemnify, hold harmless, insure or defend another party contained herein or in any related documents will not extend to liability, claims, damages, losses or expenses, including attorneys’ fees, arising out of bodily injury to persons or damage to property caused by or resulting from, in whole or in part, the negligent act or omission of any indemnitee, its officers, employees or agents.

IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be executed and delivered on the day and year first above written.

[SIGNATURE ON NEXT PAGE]

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“MORTGAGOR”	LOMAS ENCANTADAS DEVELOPMENT COMPANY, LLC,
a New Mexico limited liability company

By:	/s/ Carey A. Plant
Carey A. Plant, Vice President

state OF NEW MEXICO

COUNTY OF SANDOVAL

This instrument was acknowledged before me on June 17, 2019, by Carey A. Plant, Vice President of Lomas Encantadas Development Company, a New Mexico limited liability company.

/s/ Debra J. Torrez
Notary Public

My Commission Expires:

March 28, 2022

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EXHIBIT A
Legal Description

Tract "A-1-A" of the Final Plat of LOMAS ENCANTADAS UNIT 2-C, PHASE 2, A Subdivision of a Portion of Tract A-1 in Lomas Encantadas Unit 2-D, Unit Twenty within Section 26, T. 13 N., R. 3 E., N.M.P.M., City of Rio Rancho, Sandoval County, New Mexico, as the same is shown and designated on the Plat thereof, filed in the office of the County Clerk of Sandoval County, New Mexico on December 6, 2018 in Vol. 3, folio 4325 (Rio Rancho Estates Plat Book No. 28, pages 42-44).